AMENDMENT NUMBER 1
                                       TO
                                     WARRANT
                               ------------------

         THIS IS AMENDMENT NUMBER 1 ("this Amendment") that is being executed and delivered by and between Global Capital Funding Group, L.P., a Delaware limited partnership ("GCFG") and PCS Research Technology, Inc., formerly named Direct Placement, Inc., a Delaware corporation (the "Company"), and dated effective as of February 28, 2003 in order to amend that certain Warrant to purchase 125,000 shares of the Company's Common Stock dated December 14, 2001 (the "Warrant") and by which GCFG and the Company, in consideration of the mutual promises contained in the Warrant and in this Amendment and other good and valuable consideration (the sufficiency, mutuality and adequacy of which are hereby acknowledged), hereby agree as follows:

         1. Amendment to Exercise Price. The Exercise Price, as such term is defined in the Warrant shall be $0.086.

         2. Registration Rights. Section 13 of the Warrant shall be deleted in its entirety.

         3. Amendment to Section 2, Exercise of Warrant. Section 2.1 of the Warrant shall be deleted in its entirety and shall be replaced with the following text:

               "(a)   This warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period by the Holder hereof by delivery of a notice of exercise (a "Notice of Exercise") substantially in the form attached hereto as Exhibit A via facsimile to the Company. Promptly thereafter the Holder shall surrender this Warrant to the Company at its principal office, accompanied by payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Exercise Price"). Payment of the Exercise Price shall be made, at the option of the Holder, (i) by check or bank draft payable to the order of the Company, or (ii) by wire transfer to the account of the Company.

               (b) In addition to the foregoing, at the option of Holder, this Warrant may be exercised, at any time or from time to time, in the following "cashless exercise" transactions:

                      (i) Upon written notice of exercise from the Holder to the Company that the Holder is exercising this Warrant in whole or in part and as consideration of such exercise is authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of this Warrant, the Company shall deliver to the Holder (without payment by the Holder of the aggregate Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Spread Value by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right. The shares withheld by the Company shall no longer be issuable under this Warrant.

                      (ii) Fair Market Value of a share of Warrant Shares as of a particular date (the "Determination Date") shall mean:

                             (A) If the Warrant Shares are traded on an exchange
                      or are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market ("Nasdaq"), then the average of the closing or last sale price, respectively, reported for the five trading days immediately preceding the Determination Date.

                             (B) If the Warrant Shares are not traded on an
                      exchange or on Nasdaq but are traded in the over-the-counter market or other similar organization (including the OTC Bulletin Board), then the average of the closing bid and ask prices reported for the five trading days immediately preceding the Determination Date.

                             (C) If the Warrant Shares are not traded as
                      provided above, then the price determined in good faith by the Board of Directors of the Company, provided that (i) the basis or bases of each such determination shall be set forth in the corporate records of the Company pertaining to meetings and other actions of such board, and (ii) such records are available to the Holder for inspection during normal business hours of the Company upon the giving of reasonable prior notice.

                             (D) If the Determination Date is the date of a
                      liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's certificate of incorporation, then all amounts to be payable per share to Holders of the securities then comprising Warrant Shares pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Warrant Shares in liquidation under the certificate of incorporation, assuming for the purposes of this clause (D) that all of the shares of Warrant Shares then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                      (iii) The term "Spread Value" shall mean (i) the number of shares exercised at a given time multiplied by the Fair Market Value of one share of Common Stock, less (ii) aggregate applicable Exercise Price.

               (c) Upon exercise, the Holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The shares of Common Stock so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price (the "Exercise Date").

               (d) Notwithstanding anything to the contrary set forth herein, upon exercise of all or a portion of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company. Rather, records showing the amount so exercised and the date of exercise shall be maintained on a ledger substantially in the form of Annex B attached hereto (a copy of which shall be delivered to the Company or transfer agent with each Notice of Exercise). It is specifically contemplated that the Holder hereof shall act as the calculation agent for all exercises of this Warrant. In the event of any dispute or discrepancies, such records maintained by the Holders shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following an exercise of a portion of this Warrant, the number of shares of Common Stock represented by this Warrant will be the amount indicated on Annex B attached hereto (which may be less than the amount stated on the face hereof)."

         4. No Other Effect on the Warrant. Except as amended by this Amendment, the Warrant remains in full force and effect.

         5.  Effective Date.  This Amendment is effective February 28, 2003.

         6.  Miscellaneous.

               (a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. The parties to this Amendment agree to all definitions in this statement of the parties to this Amendment. A capitalized term in this Amendment has the same meaning as it has as a capitalized term in the Warrant unless the context clearly indicates to the contrary.

               (b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware (except the laws of that jurisdiction that would render such choice of laws ineffective).

               (c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.


                             Signature Page Follows

         DULY EXECUTED and delivered by GCFG and the Company, on February 28, 2003 effective as set forth above.

GCFG:                             Global Capital Funding Group, L.P..
----
                                  By:  Global Capital Management Services, Inc.,
                                  its General Partner

                                  By: /s/ LEWIS N. LESTER
                                      ------------------------------------------
                                  Name: Lewis N. Lester
                                  Title: President


Company:                          PCS Research Technology, Inc.
-------

                                  By: /s/ BRIAN OVERSTREET
                                      ------------------------------------------
                                  Name:  Brian Overstreet
                                  Title:


                                    * * * * *